Exhibit 10.1

EXECUTION

FHLMC Approved Form

[Osprey TEBs]

BOND EXCHANGE AND SALE AGREEMENT

among

FEDERAL HOME LOAN MORTGAGE CORPORATION

CENTERLINE 2007-1 EIT SECURITIZATION, LLC
as Transferor

CENTERLINE 2007-1 SU SECURITIZATION, LLC
as Transferor

CENTERLINE 2007-1 T SECURITIZATION, LLC
as Transferor
and

CENTERLINE SPONSOR 2007-1 SECURITIZATION, LLC
as Sponsor

Relating to

Freddie Mac
Multifamily Variable Rate Certificates
Series M012 and Series M013

and

Freddie Mac
Taxable Multifamily Variable Rate Certificates
Series M014

Dated as of December 1, 2007

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1	Definitions	2
Section 1.2	Interpretation	3

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1	Representations and Warranties of the Sponsor and Each Transferor	3
Section 2.2	Representations and Warranties of Freddie Mac	4

ARTICLE III
AGREEMENT TO EXCHANGE

Section 3.1	Exchange	5
Section 3.2	Mandatory Delivery; Ownership; Registration of Transfer	5
Section 3.3	Failure to Deliver	5

ARTICLE IV
MISCELLANEOUS

Section 4.1	Counterparts	6
Section 4.2	Amendments, Changes and Modifications	6
Section 4.3	Governing Law; Severability	6
Section 4.4	Further Assurances and Corrective Instruments	6
Section 4.5	Headings	6
Section 4.6	Survival of Representation and Warranties	6
Section 4.7	Waiver of Claims	7
Section 4.8	Waivers of Jury Trial	7

Schedule A-1:	Pool 12 Bonds, Related Bonds and Certificate Series Designations
Schedule A-2:	Pool 13 Bonds, Related Bonds and Certificates Series Designations
Schedule A-3:	Taxable Pool 14 Bonds, Related Bonds and Certificate Series Designations

BOND EXCHANGE AND SALE AGREEMENT

THIS BOND EXCHANGE AND SALE AGREEMENT dated as of December 1, 2007 (as amended, modified or supplemented from time to time, this “Agreement”) by and between the FEDERAL HOME LOAN MORTGAGE CORPORATION (together with its successors and assigns, “Freddie Mac”), a shareholder-owned government-sponsored enterprise organized and existing under the laws of the United States, CENTERLINE 2007-1 EIT SECURITIZATION, LLC, a Delaware limited liability company, (together with its successors and assigns, “EIT Transferor”), CENTERLINE 2007-1 SU SECURITIZATION, LLC, a Delaware limited liability company, (together with its successors and assigns, “SU Transferor”), CENTERLINE 2007-1 T SECURITIZATION, LLC, a Delaware limited liability company, (together with its successors and assigns, “T Transferor”) each as Transferor (together with its successors and assigns, the “Transferor”) and CENTERLINE SPONSOR 2007-1 SECURITIZATION, LLC, a Delaware limited liability company, as Sponsor (together with its successors and assigns, the “Sponsor”).

R E C I T A L S:

1.             EIT Transferor is the owner of the tax exempt multifamily housing bonds listed on Schedule A-1 (the “Pool 12 Bonds”), SU Transferor is the owner of the tax exempt multifamily housing bonds listed on Schedule A-2 (the “Pool 13 Bonds” and collectively with the Pool 12 Bonds, the “Tax-exempt Bonds”), and T Transferor is the owner of the taxable multifamily housing revenue bonds listed on Schedule A-3 (the “Taxable Pool 14 Bonds”), all such bonds being referred to herein as the “Bonds”.  EIT Transferor, SU Transferor and T Transferor are each an Affiliate of the Sponsor and are sometimes referred to herein, individually or collectively as the context may require, as the “Transferor”.

2.             Pursuant and subject to the terms hereof, Freddie Mac has agreed with (i) EIT Transferor to exchange the Series M012 Certificates issued by Freddie Mac for the Pool 12 Bonds, (ii) SU Transferor to exchange the Series M013 Certificates issued by Freddie Mac for the Pool 13 Bonds, and (iii) T Transferor to exchange the Series M014 Certificates issued by Freddie Mac for the Taxable Pool 14 Bonds.  Freddie Mac is depositing the Bonds pursuant to the terms of three separate Series Certificate Agreements, each respectively dated as of the date hereof (together with the Standard Terms incorporated therein, each a “Series Certificate Agreement”), between Freddie Mac, in its corporate capacity and Freddie Mac in its capacity as Administrator under the applicable Series Certificate Agreement.  Separate Series of Certificates are being issued pursuant to each Series Certificate Agreement.  Each Class of Certificates has certain specified rights with respect to the related Bonds as provided therein.

NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Freddie Mac, the Sponsor and the Transferor do hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1            Definitions. All initially capitalized terms included in the Recitals above and not specifically defined in this Agreement shall have the meanings therefor contained in Exhibit A to each Series Certificate Agreement.  Unless otherwise expressly provided in this Agreement or unless the context clearly requires otherwise, the following terms shall have the respective meanings set forth below for all purposes of this Agreement.

“Bonds” means collectively the Pool 12 Bonds, the Pool 13 Bonds and the Taxable Pool 14 Bonds.

“Certificates” means the Class A Certificates and the Class B Certificates.

“Class A Certificates” means the senior certificates designated as such and issued pursuant to a Series Certificate Agreement, evidencing an undivided ownership interest in the related Bonds.

“Class B Certificates” means the subordinate certificates designated as such and issued pursuant to each Series Certificate Agreement, evidencing an undivided ownership interest in the related Bonds.

“Closing Date” is defined in Section 3.1.

“Transferor” means EIT Transferor, SU Transferor and T Transferor, respectively, as transferor of the Bonds and any permitted successors thereto in such capacity.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation, a shareholder-owned government-sponsored enterprise organized and existing under the laws of the United States, and its successors.

“Pool 12 Bonds” means the tax-exempt multifamily housing revenue bonds listed on Schedule A-1 hereto.

“Pool 13 Bonds” means the tax-exempt multifamily housing revenue bonds listed on Schedule A-2 hereto.

“Pool 14 Taxable Bonds” means the taxable multifamily housing revenue bonds listed on Schedule A-3 hereto.

“Series Certificate Agreement” means each Series Certificate Agreement as defined in Recital 2 hereof, as amended or supplemented.

“Sponsor” means Centerline Sponsor 2007-1 Securitization, LLC, a Delaware limited liability company, and any permitted successors or assigns.

“Subclass” means with respect to the Class A Certificates designated Series M012, each subclass designated A1 and each subclass designated A2.

“Tax Exempt Bonds” means, collectively, the Pool 12 Bonds and the Pool 13 Bonds.

Section 1.2            Interpretation.  In this Agreement, unless the context otherwise requires, words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.  Unless the context shall otherwise indicate, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include partnerships, limited liability companies, corporations and associations, including public bodies, as well as natural persons.  The terms “hereby”, “hereof”, “hereto”, “herein”, “hereunder”, and any similar terms, as used in this Agreement, refer to this Agreement.  Any reference in this Agreement to an “Exhibit”, a “Section”, a “Subsection”, a “Paragraph” or a “subparagraph” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Agreement, a section of this Agreement, a subsection of the section of this Agreement in which the reference appears, a paragraph of the subsection within this Agreement in which the reference appears, or a subparagraph of the paragraph within which the reference appears.  All Recitals set forth above and all Exhibits attached to or referred to in this Agreement are incorporated by reference into this Agreement.  Any reference to an executed agreement or instrument herein shall be to such agreement or instrument as amended, supplemented or restated in accordance with its terms.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1            Representations and Warranties of the Sponsor and Each Transferor.

(a)           Sponsor and each Transferor represents and warrants as of the Closing Date, as follows:

(i)            This Agreement has been duly authorized, is valid and binding, and is enforceable against it in accordance with its terms.

(ii)           It (A) is a limited liability company, duly organized and existing pursuant to the laws of the state of its organization, (B) has the power and authority to own its properties and to carry on its business as now being conducted and (C) has the power and authority to execute and perform all the undertakings contemplated hereby.

(iii)          The execution and performance by it of this Agreement and other agreements required pursuant hereto (A) will not violate in any material respect or, as applicable, have not violated in any material respect any provision of any law, rule or regulation or any order of any court or other agency or government and (B) will not violate in any material respect, or as applicable, have not violated in any material respect any material provision of any indenture, agreement or other instrument to which it is a party or is otherwise subject, or result in the creation or imposition of any material lien, charge or encumbrance of any nature.

(iv)          It is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which default would in its good faith and reasonable judgment materially adversely affect the transactions contemplated hereby.  There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or threatened in writing against or affecting it or any of its properties or rights, which, if adversely determined, would in Transferor’s good faith and reasonable judgment (A) materially impair the its right to carry on its business as now conducted or (B) have a material adverse effect on its financial condition.

(v)           It has not taken, or omitted to take, any action that, if taken or omitted, would jeopardize or adversely affect the exclusion from gross income for federal income tax purposes of the interest payable on the Bonds which it owns or for which it has been the “Majority Owner” (as defined in the Bond Documents).

(vi)          The information with respect to the Bonds set forth on Schedule 1 to each Series Certificate Agreement and Appendix A to each Offering Circular Supplement is true and correct in all material respects.

(b)           Each Transferor represents and warrants as of the Closing Date with respect to the Bonds it is depositing hereunder, as follows:

(i)            The Bonds are genuine and outstanding.  The Transferor has all necessary power and authority to transfer, and has duly authorized by all necessary action the transfer of, the Bonds.  Any consents or approvals required to transfer the Bonds to Freddie Mac have been obtained.  Immediately prior to such transfers, the Transferor owned the Bonds free and clear of any lien, pledge, encumbrance or other security interest, and had not sold, assigned or pledged any of its interest in the Bonds to any person or entity, and had not entered into any agreement to effect such a sale, assignment or pledge except as contemplated hereby.  Upon such transfers, the Transferor has released all right, title and interest in and to the Bonds.

(c)           Freddie Mac’s remedies against the Sponsor for breach of (i) the representation and warranty set forth in Section 2.1(a)(vi) above shall be limited to the applicable remedies available to Freddie Mac under Sections 2.4(c) and 9.11(b)(3) of the Reimbursement Agreement, and (ii) any other representation or warranty made under this Agreement shall be limited to the applicable remedies available to Freddie Mac under Section 9.11(b)(4) of the Reimbursement Agreement.

Section 2.2            Representations and Warranties of Freddie Mac.  Freddie Mac represents and warrants as of the Closing Date, as follows:

(a)           It (A) is a shareholder-owned government-sponsored enterprise duly organized and validly existing under the laws of the United States of America, (B) has the power and authority to own its properties and to carry on its business as now being conducted and as contemplated by this Agreement and (C) has the power and authority to execute and perform all of its undertakings in this Agreement.

(b)           This Agreement is a valid and binding obligation of Freddie Mac, the making and performance of which by Freddie Mac have been duly authorized by all necessary corporate and other action and the consummation of the transactions contemplated hereby by Freddie Mac does not nor will conflict with, result in a breach of, or is a default under, in any material respect, any of the terms, conditions or provisions of any legal restriction or any instrument to which Freddie Mac is now a party or by which Freddie Mac is bound, or constitute a violation of any law regulating the affairs of Freddie Mac or internal governing documents of Freddie Mac, and does not and will not result in the creation of any lien, charge or encumbrance of any nature except, in each case, as would not reasonably be expected to have a material adverse effect on Freddie Mac’s ability to perform its obligations under this Agreement

ARTICLE III

AGREEMENT TO EXCHANGE

Section 3.1            Exchange.  Freddie Mac and the Transferor agree to exchange the Certificates for the Bonds in accordance with and subject to the terms and provisions of this Agreement.  The exchange shall take place on December 27, 2007 at the offices of Ballard Spahr Andrews & Ingersoll, LLP, Washington DC, at 10:00 a.m., eastern time (such date, location and time of exchange of the Bonds for the Certificates being herein called the “Closing Date”).  On the Closing Date, in consideration for the delivery and transfer of ownership and possession of the Bonds from the Transferor to Freddie Mac, Freddie Mac shall simultaneously deliver to the Transferor the respective Class A Certificates and Class B Certificates, and in consideration for the transfer of the respective Certificates from Freddie Mac to the Transferor, the Transferor shall simultaneously deliver the related Bonds and transfer and assign to Freddie Mac all of its right, title and interest in and to the such Bonds together with all interest due thereon from and after the Closing Date (and by its execution and delivery of this Agreement, each Transferor acknowledges and affirms such assignment).

Section 3.2            Mandatory Delivery; Ownership; Registration of Transfer  No later than the Closing Date, the Transferor shall complete the delivery of the Bonds to Freddie Mac in accordance with this Agreement in physical form with executed bond assignments in favor of the Federal Home Loan Mortgage Corporation certified by an appropriate medallion seal or with respect to physical bonds held by Deutsche Bank National Trust Company, as custodian, evidence satisfactory to Freddie Mac that Deutsche Bank National Trust Company is holding such Bonds as custodian for Freddie Mac and that any previous custodial arrangements have been terminated.  Ownership of the Bonds shall pass from the Transferor to Freddie Mac on the Closing Date as provided in Section 3.1.  The Transferor shall execute and deliver any further instruments necessary or appropriate to effect or evidence the transfer and delivery of all the Transferor’s interest in and to the Bonds to Freddie Mac, and shall fully and promptly cooperate with Freddie Mac in connection with the same.

Section 3.3            Failure to Deliver.  If any Transferor fails to deliver all of the Bonds to Freddie Mac or fails to comply fully with any material precondition to Freddie Mac’s obligation to exchange Certificates for the Bonds, on or before the Closing Date, Freddie Mac shall have no obligation to exchange Certificates for the Bonds, and the Sponsor shall promptly reimburse Freddie Mac for all of its out-of-pocket expenses in connection with the proposed transaction, including, but not limited to, Freddie Mac’s reasonable legal costs.

ARTICLE IV

MISCELLANEOUS

Section 4.1            Counterparts.  This Agreement may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original, and all such counterparts shall constitute one and the same instrument.

Section 4.2            Amendments, Changes and Modifications.  This Agreement may be amended, changed, modified, altered or terminated only by a written instrument or written instruments signed by the parties to this Agreement.  Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance, and for the specific purpose for which given.

Section 4.3            Governing Law; Severability.  This Agreement shall be construed, and the rights and obligations of the parties hereunder determined, in accordance with federal statutory or common law (“federal law”).  Insofar as there may be no applicable rule or precedent under federal law and insofar as to do so would not frustrate the purposes of any provision of this Agreement and the Freddie Mac Act, the local law of the State of New York shall be deemed reflective of federal law.  The parties agree that any legal actions among Freddie Mac and the Transferor regarding each party hereunder shall be originated in the United States District Court in and for the Eastern District of Virginia, and the parties hereby consent to the jurisdiction and venue of said Court in connection with any action or proceeding initiated concerning this Agreement.  The invalidity or enforceability of any provision of this Agreement shall not affect the validity of any other provision, and all other provisions shall remain in full force and effect.

Section 4.4            Further Assurances and Corrective Instruments.  To the extent permitted by law, the parties to this Agreement agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements to this Agreement and such further instruments as Freddie Mac may reasonably request and as may be reasonably required in the opinion of Freddie Mac or its counsel to effectuate the intention of or to facilitate the performance of this Agreement or any other Transferor Document.

Section 4.5            Headings.  Article and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 4.6            Survival of Representation and Warranties.  All statements contained herein, or in any certificate, financial statement or other instrument delivered by or on behalf of the Transferor or the Sponsor pursuant to or in connection with this Agreement (including but not limited to any such statement made in or in connection with any amendment hereto or thereto) shall constitute representations and warranties made under this Agreement.  All representations and warranties made under this Agreement (a) shall be made and shall be true at and as of the Closing Date and (b) shall survive the execution and delivery of this Agreement, regardless of any investigation made by Freddie Mac or on its behalf.

Section 4.7            Waiver of Claims.  IN ORDER TO INDUCE FREDDIE MAC TO EXECUTE AND DELIVER THE SERIES CERTIFICATE AGREEMENT, THE SPONSOR HEREBY REPRESENTS AND WARRANTS THAT IT HAS NO CLAIMS, SET-OFFS OR DEFENSES AS OF THE CLOSING DATE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR IN CONNECTION HEREWITH.  TO THE EXTENT ANY SUCH CLAIMS, SET-OFFS OR DEFENSES MAY EXIST, WHETHER KNOWN OR UNKNOWN, THEY ARE EACH HEREBY WAIVED AND RELINQUISHED IN THEIR ENTIRETY.

Section 4.8            Waivers of Jury Trial.  THE SPONSOR, EACH DEPOSITOR AND FREDDIE MAC EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the Sponsor, each Transferor and Freddie Mac have executed this Agreement as of the day and year first above written.

FEDERAL HOME LOAN MORTGAGE
CORPORATION

By:	/s/ W. Kimball Griffith
W. Kimball Griffith
Vice President, Multifamily Affordable
Housing Production & Investments

By:	/s/ Michael L. Dawson
Michael L. Dawson
Vice President, Multiclass Issuance

[SIGNATURE PAGE TO OSPREY TEBS BOND EXCHANGE AND SALE AGREEMENT]

CENTERLINE SPONSOR 2007-1 SECURITIZATION, LLC as Sponsor

By:	CENTERLINE HOLDING TRUST, a
Delaware statutory trust, its manager

By:	/s/ Marc D. Schnitzer
Marc D. Schnitzer
President

CENTERLINE 2007-1 EIT SECURITIZATION, LLC
as Transferor

By:	CENTERLINE EQUITY ISSUER TRUST,
a Delaware statutory trust, its manager

By:	/s/ Marc D. Schnitzer
Marc D. Schnitzer
Managing Trustee

CENTERLINE 2007-1 SU SECURITIZATION, LLC
as Transferor

By:	CENTERLINE EQUITY ISSUER TRUST,
a Delaware statutory trust, its manager

By:	/s/ Marc D. Schnitzer
Marc D. Schnitzer
Managing Trustee

CENTERLINE 2007-1 T SECURITIZATION, LLC
as Transferor

By:	CENTERLINE HOLDING TRUST, a
Delaware statutory trust, its manager

By:	/s/ Marc D. Schnitzer
Marc D. Schnitzer
President

[Counterpart Signature Page to Osprey TEBS Bond Exchange And Sale Agreement]